Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference of our report dated December 14, 2017, which appears in Griffon Corporation’s Form 8-K/A dated December 15, 2017, with respect to the combined balance sheets of ClosetMaid Corporation as of September 30, 2016 and 2017, and the related combined statements of earnings, comprehensive income, equity and cash flows for each of the years in the three-year period ended September 30, 2017 in the following Registration Statements of Griffon Corporation: Form S-3 (File No. 333-203776), Forms S-4 (File No. 333-211962; File No. 333-203783; and File No. 333-195647) and Forms S-8 (File No. 333-209222; File No. 33-52319; File No. 33-57683; File No. 333-21503; File No. 333-62319; File No. 333-84409; File No. 333-67760; File No. 333-88422; File No. 333-102742; File No. 333-131737; File No. 333-133833; File No. 333-149811; File No. 333-157190; File No. 333-172162; and File No. 333-193691).

/s/ KPMG LLP

Tampa, Florida

December 15, 2017

Certified Public Accountants